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                                                                   EXHIBIT (p)

                                  CONTROL LIST

                  The Registrant, SM&R Equity Income Fund, Inc., is advised and managed by Securities Management & Research, Inc. ("SM&R"), a Florida corporation and registered investment adviser and broker-dealer. SM&R is a wholly-owned subsidiary of American National Insurance Company, a Texas insurance company. The Libbie Shearn Moody Trust owns approximately 37.58% of the outstanding stock of American National Insurance Company. The Moody Foundation, which has a 75% contingent remainder interest in the Libbie Shearn Moody Trust, owns approximately 23.7% of the outstanding stock of American National Insurance Company.

         The Trustees of The Moody Foundation are Mrs. Frances Moody Newman, Robert L. Moody and Ross Rankin Moody. Robert L. Moody is a life income beneficiary of the Libbie Shearn Moody Trust and Chairman of the Board, Director, President and Chief Executive Officer of American National Insurance Company. Robert L. Moody has assigned his interest in the Libbie Shearn Moody Trust to National Western Life Insurance Company, a Colorado insurance company of which he is also Chairman of the Board, a Director and controlling shareholder.

         The Moody National Bank of Galveston is the trustee of the Libbie Shearn Moody Trust and various other trusts which, in the aggregate, own approximately 44% of the outstanding stock of American National Insurance Company. Moody Bank Holding Company, Inc. owns approximately 97% of the outstanding shares of The Moody National Bank of Galveston. Moody Bank Holding Company, Inc. is a wholly owned subsidiary of Moody Bancshares, Inc. The Three R Trusts, trusts created by Robert L. Moody for the benefit of his children, are controlling stockholders of Moody Bancshares, Inc.

         The Moody Foundation owns 33.0% and the Libbie Shearn Moody Trust owns 51.0% of the outstanding stock of Gal-Tex Hotel Corporation, a Texas corporation. Gal-Tex Hotel Corporation has the following wholly-owned subsidiaries, listed in alphabetical order:

                  Gal-Tenn Hotel Corporation
                  Gal-Tex Management Company
                  Gal-Tex Woodstock, Inc.
                  GTG Corporation
                  New Paxton Hotel Corporation

         American National owns a direct or indirect interest in the following entities, listed in alphabetical order:

ENTITY:  Alternative Benefit Management, Inc.

ENTITY FORM: a Nevada corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: ANTAC, Inc. owns all of the outstanding common stock.


ENTITY:  American Hampden Joint Venture

ENTITY FORM: a Texas joint venture

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OWNERSHIP OR OTHER BASIS OF CONTROL:  American National Insurance Company
owns a 98% interest.


ENTITY:  American National of Delaware Corporation

ENTITY FORM:  a Delaware corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company


ENTITY:  American National Financial Corporation

ENTITY FORM: a Texas corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company


ENTITY:  American National Financial Corporation (Delaware)

ENTITY FORM: a Delaware corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  American National Financial Corporation (Nevada)

ENTITY FORM: a Nevada corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  American National General Insurance Company

ENTITY FORM: a Missouri insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company.


ENTITY:  American National Insurance Service Company

ENTITY FORM: a Missouri corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company.


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ENTITY:  American National Investment Accounts, Inc.

ENTITY FORM:  a Maryland corporation - registered investment company

OWNERSHIP OR OTHER BASIS OF CONTROL: Investment Advisory Agreement with Securities Management and Research, Inc. Also, American National Insurance Company and Securities Management and Research, Inc. own all of the outstanding stock of the Company.


ENTITY:  American National Life Insurance Company of Texas

ENTITY FORM: a Texas insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company


ENTITY:  American National Lloyds Insurance Company

ENTITY FORM:  a Texas corporation

OWNERSHIP OR OTHER BASIS FOR CONTROL: Wholly owned subsidiary of American National Property and Casualty Company


ENTITY:  American National Property and Casualty Company

ENTITY FORM: a Missouri insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  ANDV 97, Inc.

ENTITY FORM: a Texas company

OWNERSHIP OR OTHER BASIS OF CONTROL:  Wholly owned subsidiary of ANTAC, Inc.


ENTITY:  ANMEX International, Inc.

ENTITY FORM: a Nevada corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  ANMEX International Services, Inc.

ENTITY FORM: a Nevada corporation


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OWNERSHIP OR OTHER BASIS OF CONTROL:  Wholly owned subsidiary of American
National Insurance Company.

ENTITY:  ANPAC General Agency of Texas

ENTITY FORM: a Texas corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company.


ENTITY:  ANPAC Lloyds Insurance Management, Inc.

ENTITY FORM:  a Texas corporation

OWNERSHIP OR OTHER BASIS FOR CONTROL: Wholly owned subsidiary of American National Property and Casualty Company


ENTITY:  ANREM Corporation

ENTITY FORM: a Texas corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of Securities Management and Research, Inc.


ENTITY:  ANTAC, Inc.

ENTITY FORM: a Texas corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  Beechwood Business Park Joint Venture.

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: ANDV 97, Inc. owns a 50% limited partnership interest.


ENTITY:  Comprehensive Investment Services, Inc.

ENTITY FORM: a Nevada corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  Fairway Plaza Associates, L.P.


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ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: ANREM Corporation owns a 50% limited partnership interest.


ENTITY:  Galveston Health Network, Inc.

ENTITY FORM: a Texas corporation (inactive)

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  Garden State Life Insurance Company
ENTITY FORM: a New Jersey insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  Gateway Park Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: South Shore Harbour Development, Ltd. has a 50% interest.


ENTITY:  Harbour Title Company

ENTITY FORM: a Texas corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: South Shore Harbour Development, Ltd. owns 50% of the outstanding stock.


ENTITY:  IAH 97 Joint Venture

ENTITY FORM: a Texas general partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: ANDV 97, Inc. has a 50% interest.


ENTITY:  Kearns Building Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL:  American National owns a 85% interest.


ENTITY:  MR/SA Partnership


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ENTITY FORM: a Nevada general partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: ANTAC, Inc. owns a 50% interest.


ENTITY:  Pacific Property and Casualty Company

ENTITY FORM: a California corporation

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Property and Casualty Company


ENTITY:  Panther Creek Limited Partnership

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 99% limited partnership interest


ENTITY:  Rutledge Partners, L.P.

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 50% interest.


ENTITY: Securities Management and Research, Inc.

ENTITY FORM: a Florida corporation - a registered broker-dealer and investment adviser

OWNERSHIP OR OTHER BASIS OF CONTROL: wholly-owned subsidiary of American National Insurance Company


ENTITY: SM&R Balanced Fund, Inc.

ENTITY FORM:  a Maryland corporation - a registered investment company

OWNERSHIP OR OTHER BASIS OF CONTROL: Investment Advisory Agreement with Securities Management and Research, Inc. Also, American National Insurance Company and Securities Management and Research, Inc. own stock of the Company.


ENTITY: SM&R Growth Fund, Inc.

ENTITY FORM:  a Maryland corporation - registered investment company


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OWNERSHIP OR OTHER BASIS OF CONTROL:  Investment Advisory Agreement with
Securities Management and Research, Inc. Also, American National Insurance Company and Securities Management and Research, Inc. own stock of the Company.


ENTITY:  SM&R Investments, Inc.

ENTITY FORM:  a Maryland corporation - a registered investment company

OWNERSHIP OR OTHER BASIS OF CONTROL: Investment Advisory Agreement with Securities Management and Research, Inc. Also, American National Insurance Company and Securities Management and Research, Inc. own stock of the Company.


ENTITY:  South Shore Harbour Development, Ltd.

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: ANTAC, Inc. owns a 95% limited partnership interest. ANREM Corp. owns a 5% general partnership interest.


ENTITY:  Standard Life and Accident Insurance Company

ENTITY FORM: an Oklahoma insurance company

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned subsidiary of American National Insurance Company.


ENTITY:  Terra Venture Bridgeton Project Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: Wholly owned by American National Insurance Company.


ENTITY:  Third and Catalina, Ltd.

ENTITY FORM: a Texas limited partnership

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 49% limited partnership interest.


ENTITY:  Timbermill, Ltd.

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: American National Insurance Company owns a 99% limited partnership interest.


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ENTITY:  Town and Country Joint Venture

ENTITY FORM: a Texas joint venture

OWNERSHIP OR OTHER BASIS OF CONTROL: ANDV 97, Inc. owns a 99% limited partnership interest.


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